Exhibit 23.3

Consent of Independent Auditor

Form Holdings Corp.

New York, New York

We hereby consent to the use in this Registration Statement on Form S-4 of our report dated August 15, 2016, relating to the consolidated financial statements of XpresSpa Holdings, LLC for the years ended December 31, 2015 and 2014, which is contained in that Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ BDO USA, LLP

New York, New York

September 9, 2016